UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2014 (September 19, 2014)

Medical Action Industries Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-13251 (Commission File Number)	11-2421849 (IRS Employer Identification No.)

500 Expressway Drive South
Brentwood, New York 11717
(Address of principal executive office) (Zip Code)

(631) 231-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

 This report is being filed in connection with the Agreement and Plan of Merger, dated as of June 24, 2014 (as it may be amended from time to time, the “Merger Agreement”), by and among Medical Action Industries Inc., a Delaware corporation (“Medical Action,” the “Company,” “we,” “our” or “us”), Owens & Minor, Inc., a Virginia corporation (“Owens & Minor”), and Mongoose Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Owens & Minor (“Merger Sub”), providing for the Merger of Merger Sub with and into the Company (the “Merger”) with Medical Action continuing as the surviving corporation and becoming a wholly owned subsidiary of Owens & Minor.

Medical Action has scheduled a special meeting of stockholders on September 29, 2014, for the purpose of voting on the adoption of the Merger Agreement. Medical Action’s board of directors recommends that the stockholders vote for the proposal to adopt the Merger Agreement.  Medical Action’s stockholders of record as of the close of business on August 20, 2014 are entitled to vote at the special meeting.

As previously disclosed in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”)  by Medical Action on August 25, 2014 (the “definitive proxy statement”) and in the Current Report on Form 8-K filed with the SEC by Medical Action on September 15, 2014, two putative stockholder class action lawsuits challenging the proposed merger were filed, both in Suffolk County Supreme Court in New York (the “court”): (i) Hilary Coyne v. Medical Action Industries Inc., et al. (Case No. 064930/2014); and (ii) Isaac Koll, et al. v. Medical Action Industries Inc., et al. (Case No. 065061/2014). Both of these cases name the Company, certain of the Company’s current directors and officers, Owens & Minor, and Merger Sub as defendants. Each of the lawsuits has been brought by a purported stockholder of the Company, both individually and on behalf of a putative class consisting of public stockholders of the Company. The lawsuits generally allege, among other things, that certain of the directors and officers of the Company breached their fiduciary duties to stockholders of the Company by agreeing to a transaction with inadequate consideration and unfair terms pursuant to an inadequate process. The Hilary Coyne lawsuit alleges further that Owens & Minor and Merger Sub aided and abetted the directors and officers of the Company in the alleged breach of their fiduciary duties. The Isaac Koll lawsuit alleges further that the Company, Owens & Minor and Merger Sub aided and abetted the directors and officers of the Company in the alleged breach of their fiduciary duties. The lawsuits seek, in general, and among other things, (i) injunctive relief enjoining the transactions, (ii) in the event the proposed merger is consummated, rescission or an award of rescissory damages, (iii) an award of plaintiffs’ costs, including reasonable attorneys’ and experts’ fees, (iv) an accounting by the defendants to plaintiffs for all damages caused by the defendants and (v) such further relief as the court deems just and proper. On July 14, 2014, the court granted the plaintiffs’ motion to consolidate the Hilary Coyne lawsuit and the Isaac Koll lawsuit under the caption, In re Medical Action Industries Inc. Shareholders Litigation (the “Consolidated Action”). The court appointed Hilary Coyne and Isaac Koll as lead plaintiffs, Robbins Geller Rudman & Dowd LLP as lead counsel, and Gardy & Notis, LLP as liaison counsel. A Consolidated Amended Class Action Complaint was filed on July 21, 2014. On August 14, 2014, the court entered a scheduling order on consent providing for expedited discovery and a hearing date of September 16, 2014 for plaintiffs’ motion for a preliminary injunction. The Consolidated Action generally includes the allegations from the Hilary Coyne and Isaac Koll lawsuits and alleges that the directors and officers breached their fiduciary duties in entering into the Merger Agreement by agreeing to allegedly inadequate consideration for Medical Action’s stockholders, and by failing to disclose allegedly material information in Medical Action’s preliminary proxy statement filed with the SEC on July 16, 2014. The lawsuit also alleges that Owens & Minor aided and abetted the directors and officers in the alleged breaches of their fiduciary duties. On September 2, 2014, the plaintiffs filed a motion for preliminary injunction and opening brief in support thereof. On September 9, 2014, the defendants filed their papers in opposition to plaintiffs’ motion.  On September 12, 2014, the plaintiffs filed their reply papers in further support of their motion for preliminary injunction.

On September 16, 2014, the court heard arguments concerning plaintiffs’ preliminary injunction motion. On September 19, 2014, the court denied the plaintiffs’ motion seeking to enjoin, among other things, the stockholders’ meeting set for September 29, 2014. The Company and the other defendants believe that this lawsuit is without merit and intend to continue to defend the Consolidated Action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

Dated: September 23, 2014	By:	/s/ Brian Baker
	Name:	Brian Baker
	Title:	Chief Financial Officer